UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2013

MAUI LAND & PINEAPPLE COMPANY, INC.

 (Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Village Road, Lahaina, Maui, Hawaii 96761

(Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

Maui Land & Pineapple Company, Inc. (the “Company”) has a 51% ownership interest in Kapalua Bay Holdings, LLC (“Bay Holdings”), which is the sole member of Kapalua Bay LLC (“Kapalua Bay”).  Kapalua Bay constructed a residential and timeshare development on land that it owned at the site of the former Kapalua Bay Hotel, and a spa on an adjacent parcel of land that was owned by the Company and leased to Kapalua Bay.

The Company had an agreement to purchase from Kapalua Bay certain amenities of the project, including the spa, a beach club and a sundry store, at the actual construction cost of approximately $35 million (the “Amenities Purchase and Sale Agreement”).

Kapalua Bay had a construction loan agreement that matured on August 1, 2011.  The loan was collateralized by the project’s assets including the land underlying the project and the Amenities Purchase and Sale Agreement.  The Company and the other members of Bay Holdings had guaranteed to the lenders completion of the project and recourse with regard to certain acts, but did not guarantee repayment of the loan.  On June 13, 2013, the lenders foreclosed on the project including the unsold units, leasehold spa improvements, and the Amenities Purchase and Sale Agreement.

Because the Company did not have sufficient liquidity to purchase the amenities at the actual construction cost of approximately $35 million, it had been actively negotiating with the lenders and new owners of the project to resolve its commitments under the Amenities Purchase and Sale Agreement.  At September 30, 2013, the Company had recorded a $4.1 million liability in its financial statements representing its remaining expected exposure to the Amenities Purchase and Sale Agreement and other contingencies and legal matters associated with the project.

Effective November 25, 2013, the Amenities Purchase and Sale Agreement was terminated and the Company and other parties associated with the project, including the lenders, the new owners of the project, the other members of Bay Holdings, and the property’s former management company, comprehensively resolved and settled the numerous issues and disputes surrounding the project (the “Settlement”).

With respect to its portion of the Settlement, the Company paid $2.4 million toward deferred maintenance at the project, conveyed the three-acre leased parcel underlying the spa, conveyed a five-acre parking lot adjacent to the project, and provided other consideration in exchange for termination of the Amenities Purchase and Sale Agreement.  In addition, the Company received full release from its construction loan guarantees and secured a right of first offer on the spa and beach club as well as continued access to the spa and beach club for its Kapalua Club members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date:	December 6, 2013	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer